CONSULTING AGREEMENT

  CONSULTING AGREEMENT made and entered into as of this 24th day of December, 1996 by and between Beverly National Corporation, a Massachusetts corporation having its principal place of business in Beverly, Massachusetts ("Company"), and Julia L. Robichau of Wenham, Massachusetts.

                          W I T N E S S E T H  T H A T:

  WHEREAS, Ms. Robichau is currently employed by the Company and has been employed by the Company since March 15, 1984; and

  WHEREAS, Ms. Robichau has been employed by The Beverly National Bank, a wholly-owned subsidiary of the Company (the "Bank"), over twenty-five years; and

  WHEREAS, Ms. Robichau is scheduled to retire as an officer and employee of the Company and its subsidiaries on June 30, 1999; and

  WHEREAS, the services of Ms. Robichau, her experience and knowledge of the affairs of the Bank and the Company and her reputation and contacts in the banking industry are valuable to the Company and its subsidiaries; and

  WHEREAS, the Company desires to retain Ms. Robichau as a consultant (in such capacity, the "Consultant"), to advise the Company and its subsidiaries; and

  WHEREAS, Consultant desires to be so retained.

  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. Term. The period of this Consulting Agreement shall be deemed to commence as of the date of Consultant's retirement from the Company and its subsidiaries, and shall continue in effect through June 23, 2002. In the event Consultant's employment with the Company and its subsidiaries terminates due to her death, disability, or as a result of termination other than for "Cause" (as defined in her Employment Agreement of even date), then this Consulting Agreement shall not come into effect.

  2. Consulting Services. Consultant shall provide such services, at such time or times, as she shall agree with the President of the Company. It is understood that Consultant has not agreed to be available on a full time or regular basis, or for any particular number of hours. Consultant may provide services to other businesses, subject to Sections 4, 5 and 6 hereof.

  3. Fees. Consultant shall be paid a consulting fee of $20,000 per annum (the "Consulting Fee"), prorated for portions of a year, payable monthly or as otherwise agreed by Consultant and the Company. In addition, Company will reimburse Consultant for her expenses. Consultant shall not be an employee of the Company or its subsidiaries, and shall be solely responsible for the timely payment of all income or other taxes due with respect to the Consulting Fee.

      Consultant shall not be entitled to participate in the benefit programs of the Company and its subsidiaries by virtue of this Consulting Agreement, but nothing herein contained shall limit rights Consultant otherwise has with respect to such benefit programs.
                                  RA22
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  4.  Non-Competition.  At all times during the term of this Consulting
Agreement and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, as an employee of any person or entity (whether or not engaged in business for profit), individual proprietor, partner, stockholder, director, officer, joint venturer, investor, lender or in any other capacity whatever (otherwise than as holder of less than ten (10) percent of any securities publicly traded in the market) compete within (i) the City of Beverly, Massachusetts, and the Town of Hamilton, Massachusetts, or (ii) municipalities contiguous to the City of Beverly, Massachusetts, or the Town of Hamilton, Massachusetts, or (iii) any other Cities or Towns in which the Bank may locate during the term of this Consulting Agreement, with the business of the Company or any of its subsidiaries, as such businesses are constituted at any time during the term of this Consulting Agreement. For purposes of this
Section 4, Consultant's ownership of or employment by an institution doing business in Beverly, Massachusetts, Hamilton, Massachusetts, in municipalities contiguous to Beverly or Hamilton or in such other Cities or Towns, but having its principal place of business elsewhere, shall not constitute competition hereunder so long as Consultant does not solicit business in Beverly or Hamilton, in such contiguous municipalities, or in such other Cities or Towns, as the case may be.

  5. No Solicitation of Employees. At all times during the term of this Consulting Agreement and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, employ, attempt to employ, recruit or otherwise solicit, induce or influence to leave his or her employment any employee of the Company or its subsidiaries.

  6. No Disclosure of Information. Consultant shall not at any time divulge, use, furnish, disclose or make accessible to anyone other than the Company or any of its subsidiaries any knowledge of information with respect to confidential or secret data, procedures or techniques of the Company or any of its subsidiaries, provided, however, that nothing in this Section 6 shall prevent the disclosure by Consultant of any such information which at any time comes in to the public domain other than as a result of the violation of the terms of this Section 6 by Consultant or which is otherwise lawfully acquired by Consultant.

  7.Termination of Consulting Agreement. This Consulting Agreement shall terminate on the earliest to occur of the following:

                     (a)  The expiration of the term hereof;

                     (b)  Consultant's death;

                     (c) At the election of the Company, for Cause, as hereinafter defined, after ten (10) business days' prior written notice of the basis therefor to Consultant if during such period Consultant shall not have cured the basis therefor. For purposes of this Consulting Agreement, the Company shall be deemed to have "Cause" to terminate this Consulting Agreement only if:

                     (i) Consultant is convicted by a court of competent jurisdiction of any criminal offense involving dishonesty or breach of trust;

                     (ii) Consultant shall commit an act of fraud materially evidencing bad faith toward the Company or any of its subsidiaries;
                                     RA23
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                     (iii)  Consultant fails to substantially perform the
                            duties as agreed by Consultant and the President of the Company (other than any such failure resulting from Consultant's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Consultant by the President which specifically identifies the manner in which such officer believes that Consultant has not substantially performed such duties, making reference to this provision of the Consulting Agreement.

  It is understood that in consideration of Consultant's agreement to be bound hereby, the Company agrees to pay the Consulting Fee through the term hereof, even if Consultant is unable to perform services due to physical or mental illness or condition.

  8. Payments Upon Termination of Consulting Agreement or Default by Company. Upon termination of this Consulting Agreement, Consultant shall be entitled to receive the Consulting Fee through the date of termination. If Company purports to terminate Consultant other than for Cause, or in the event Company fails to make any payment hereunder when due, or breaches any other term or provision hereof, Consultant shall be entitled to receive, in a lump sum, the Consulting Fee through the end of the term of this Consulting Agreement.

  9. Notices. Notices under this Consulting Agreement shall be in writing and shall be mailed by registered or certified mail, effective upon receipt, addressed as follows:

          (a)  To the Company:       Beverly National Corporation
                                     240 Cabot Street
                                     Beverly, Massachusetts 01915
                                     Attention:  President

          (b)  To the Consultant:    Julia L. Robichau
                                     121 Topsfield Road
                                     Wenham, Massachusetts 01984

  Either party may by notice in writing change the address to which notices to it or her are to be addressed hereunder.

  10. Arbitration. Any dispute or controversy arising under or in connection with this Consulting Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Notwithstanding the pendency of any such dispute or controversy, the Company will pay Consultant promptly an amount equal to her full Consulting Fee in effect when the notice giving rise to the dispute was given (including, but not limited to, expense reimbursement. Amounts paid underthis Section 10 are in addition to all other amounts due under this Consulting Agreement and shall not be offset against or reduce any other amounts due under this Consulting Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Consultant shall be entitled to seek specific performance of her right to be paid as specified in this Section 10.


                                   RA24

  11.  Miscellaneous.
  (a) Legal Fees. The Company shall pay to Consultant all reasonable legal fees and expenses incurred by her in contesting or disputing any termination of this Consulting Agreement or in seeking to obtain or enforce any right or benefit provided by this Consulting Agreement, provided that the final resolution of such matter principally is in Consultant's favor.

  (b) Entire Agreement. This Consulting Agreement constitutes the entire Consulting Agreement between the parties and may not be changed except by a writing duly executed and delivered by the Company and Consultant in the same manner as the Consulting Agreement. This Consulting Agreement does not in any way limit Consultant's rights under any pension, profit sharing or similar programs of the Company or its subsidiaries, under agreements of Consultant and the Company including the Employment Agreement of even date and the Supplemental Executive Retirement Agreement executed on or about the date hereof, or Consultant's rights under any other benefit, program or agreement applicable to Consultant, including without limitation the Retiree Medical Benefit Policy ofthe Bank adopted December 28, 1993.

  (c) Governing Law. This Consulting Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

  (d) Binding Effect; Non-Assignability. This Consulting Agreement shall be binding upon the Company and inure to the benefit of the Company and its successors. Neither this Consulting Agreement nor any rights arising hereunder may be assigned or pledged by the Company or Consultant. This Consulting Agreement shall inure to the benefit of and be enforceable by Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

  IN WITNESS WHEREOF, the parties hereto have executed the within instrument as a sealed document as of the date first above written.

ATTEST                            BEVERLY NATIONAL CORPORATION

/s/ John L. Good III                  /s/ Lawrence M. Smith
___________________________       By:________________________
Chairman, Compensation                    President
Committee of the Board
of Directors

                                   /s/ Julia L. Robichau
                                  ___________________________
                                  Julia L. Robichau

                                   RA25
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